                                                                     EHIBIT 99.1

FOR IMMEDIATE RELEASE
                         FINANCIAL CONTACT: KATHLEEN HYLE
                                            SENIOR VICE PRESIDENT AND
                                            CHIEF FINANCIAL OFFICER
                                            954-320-6267
                                            ANCINVESTORRELATIONS@ANCRENTAL.COM

                             MEDIA CONTACT: CHERYL BUDD
                                            SENIOR VICE PRESIDENT
                                            CORPORATE COMMUNICATIONS
                                            954-320-4025
                                            BUDDC@ANCRENTAL.COM



                ANC RENTAL CORPORATION REPORTS FIRST QUARTER LOSS
                        BUT REAFFIRMS FULL YEAR FORECAST

         FORT LAUDERDALE, FL (APRIL 30, 2001) - ANC Rental Corporation (Nasdaq:
ANCX) today announced a net loss for the first quarter 2001 of $33.0 million or $0.73 per share, compared to $24.5 million last year. In making this announcement, ANC simultaneously reaffirmed confidence in its full year forecast. Revenue for the three-month period was $769.1 million or $39.7 million below last year.

         Comparative results of operations were impacted by:

         o  On-going price competition in the North American airport market

         o Weakening economic conditions particularly in the latter half of the quarter which impacted volume levels

         o Higher operating costs, which are the result of the Company downsizing its fleet to a more optimal level, and costs incurred to lower personnel and selling, general and administrative costs, which will benefit the remainder of the year

         o Higher non-vehicle interest expense, the result of the Company's post-spin capital structure

         o Non-cash charges relating to the Company's sale and leaseback transactions and the application of new accounting standards.

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ANC RENTAL CORPORATION FIRST QUARTER RESULTS


         Commenting, Chairman and Chief Executive Officer Michael S. Egan said, "During this period we did many things that laid the foundation for our Company attaining profitability. We implemented our new operating plan which was introduced when I took over earlier this year. We have taken steps to improve revenue per car month and fleet utilization, as well as action to reduce our expenses." Mr. Egan continued, "We have also recently completed a series of sale and leaseback transactions which will provide needed liquidity to support the Company's financial position during its turn-around."

         REVENUE RESULTS

         Consolidated revenue for the quarter was $769.1 million as compared to $808.8 million last year, a decrease of 4.9%. Volume was lower by 3.1% primarily in North America with declines in in-bound tour business and commercial business. Pricing for the quarter declined 1.2% excluding the effects of foreign exchange. During the quarter, the Company announced price increases in North America and took other pricing actions which served to improve the quarter's revenue per day over the fourth quarter of 2000.

         COST INITIATIVES

         The Company initiated a series of cost control actions in the quarter including:

         o Realigning its fleet inventory to levels consistent with expected future demand and, in connection with this, incurred higher turn-back costs

         o Reducing its workforce in excess of 750 positions with annual savings approximating $25.0 million, for which the Company incurred a charge of $2.0 million

         o Reprioritizing its marketing and administrative plans which should reduce spending on a year to year basis.

The Company continues to focus on cost reduction programs to further reduce selling, general and administrative costs.

         FINANCING TRANSACTIONS

         The Company completed a series of sale and leaseback transactions during the quarter generating proceeds of $81.7 million. The proceeds will initially be used for working capital purposes and then will be used in September 2001 to pay down the interim loan. In connection with these sale and leaseback transactions, $3.7 million of losses were reported on the properties sold. In April, the Company closed additional sale and leaseback transactions yielding proceeds of $15.1 million.


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ANC RENTAL CORPORATION FIRST QUARTER RESULTS

         ACCOUNTING CHANGE

         The Company adopted a new financial accounting standard (SFAS 133) which changed the accounting rules for its interest rate hedges. The cumulative effect of adopting this change on January 1, 2001 was a non-cash increase to net income of $7.1 million, net of tax. The impact of applying this principle for the first quarter resulted in a non-cash charge of approximately $2.0 million, net of tax.

         Q2 AND FULL YEAR OUTLOOK

         The Company expects continued economic weakness and a competitive pricing environment throughout the remainder of the second quarter. However, the Company believes that as a result of its revised operating plan, new pricing policies and cost reduction programs, it will achieve analyst earnings estimates of $0.42 to $0.50 per fully diluted share for the year.

         ANC Rental Corporation (Nasdaq: ANCX), headquartered in Fort Lauderdale, is one of the world's largest car rental companies with annual revenue of approximately $3.5 billion in 2000. ANC Rental Corporation, the parent company of Alamo and National, has more than 3,000 locations in 66 countries and employs approximately 19,000 associates worldwide.

CERTAIN STATEMENTS AND INFORMATION INCLUDED IN THIS PRESS RELEASE CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE FEDERAL PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED IN SUCH FORWARD-LOOKING STATEMENTS. ADDITIONAL DISCUSSION OF FACTORS THAT COULD CAUSE THE ACTUAL RESULTS TO DIFFER MATERIALLY FROM MANAGEMENT'S PROJECTION, FORECASTS, ESTIMATES AND EXPECTATIONS IS CONTAINED IN THE COMPANY'S FORM 10-K AND OTHER SEC FILINGS.

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ANC RENTAL CORPORATION FIRST QUARTER RESULTS

                             ANC RENTAL CORPORATION
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
            ($ IN MILLIONS EXCEPT PER SHARE AND STATISTICAL AMOUNTS)


                                                         THREE MONTHS                    AS % OF
                                                        ENDED MARCH 31,                TOTAL REVENUE
                                                    -----------------------       ------------------------
                                                     2001           2000           2001            2000
                                                    --------       --------       --------        --------
Revenue:
      Alamo                                         $  301.0       $  315.2           39.1%           39.0%
      National                                         321.5          338.0           41.8            41.8
                                                    --------       --------       --------        --------
          North America                                622.5          653.2           80.9            80.8
      Alamo Local Market                                63.5           70.2            8.3             8.6
      International                                     83.1           85.4           10.8            10.6
                                                    --------       --------       --------        --------
 Total Revenue                                         769.1          808.8          100.0           100.0

 Direct operating costs                                336.3          345.0           43.7            42.7
 Vehicle depreciation, net                             241.6          229.5           31.4            28.4
 Selling, general, and administrative                  157.8          183.0           20.5            22.6
 Severance / transition cost                             2.0            7.4            0.3             0.9
 Amortization of intangible assets                       2.5            2.5            0.3             0.3
 Interest expense, net of income                        88.2           81.3           11.5            10.1
 Fair value adjustment on interest rate hedges           3.3             --            0.4              --
 Loss on sale and leaseback transaction                  3.7             --            0.5              --
 Other (income) expense, net                            (0.6)           0.3           (0.1)             --
                                                    --------       --------       --------        --------

 Loss before income taxes                              (65.7)         (40.2)          (8.5)           (5.0)

 Benefit for income taxes                               25.6           15.7            3.3             2.0
                                                    --------       --------       --------        --------

 Net loss before cumulative effect of
    Change in accounting principle                     (40.1)         (24.5)          (5.2)           (3.0)

 Cumulative effect of change in accounting
    principle, net of tax                                7.1             --            0.9              --
                                                    --------       --------       --------        --------

 Net loss                                           $  (33.0)      $  (24.5)          (4.3)%          (3.0)%
                                                    ========       ========       ========        ========

 Loss per share before cumulative effect of
   change in accounting principle:
      Basic & diluted                               $  (0.89)      $  (0.54)
  Loss per share:
       Basic & diluted                              $  (0.73)      $  (0.54)

 Shares used in computing per share amounts:
       Basic & diluted                                  45.2           45.1





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ANC RENTAL CORPORATION FIRST QUARTER RESULTS





                             ANC RENTAL CORPORATION
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
            ($ IN MILLIONS EXCEPT PER SHARE AND STATISTICAL AMOUNTS)



                                                      THREE MONTHS ENDED MARCH 31,
                                                     ----------------------------
        KEY OPERATING STATISTICS                         2001           2000            CHANGE
      ---------------------------------------------- ------------  --------------     ------------
        Revenue per day                              $   35.72       $   36.38             (1.8)%
        Revenue per day, net of foreign exchange
          translation                                $   36.08       $   36.51             (1.2)%
        Charge days in millions                           21.2            21.9             (3.1)%
        Utilization                                       77.5%           77.8%             (29) bps

        OTHER DATA
      ----------------------------------------------
        Vehicle interest expense                     $    72.4       $    77.9       $     (5.5)
        Non-vehicle interest expense                      17.1             3.5             13.6
        Non-vehicle depreciation and amortization         31.2            23.2              8.0
        Capital expenditures                              12.8            19.8             (7.0)




        BALANCE SHEET DATA                           MARCH 2001    DECEMBER 2000     MARCH 2000
      -----------------------------------------      ---------     -------------     ----------
        Cash                                         $    25.4       $    21.4       $      7.5
        Restricted cash                                  416.4           321.9            167.7
        Vehicles, net                                  4,688.6         4,451.4          4,879.8
        Vehicle debt                                   4,261.0         4,228.9          4,682.5
        Other debt                                       273.2           276.7            107.3
        Shareholders' equity                             826.3           892.6            857.1


                                     -more-

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ANC RENTAL CORPORATION FIRST QUARTER RESULTS


                             ANC RENTAL CORPORATION
             DIVISIONAL INFORMATION - SUPPLEMENTAL DATA (UNAUDITED)

                                                          --------------------------------------------------------
                                                                   FOR THE THREE MONTHS ENDED MARCH 31,
                                                          --------------------------------------------------------
NORTH AMERICA                                                   2001                2000             % CHANGE
                                                          -----------------    ---------------  ------------------
     Revenue (1)

     Alamo                                                  $     301.0          $     315.2         (4.5)%
     National                                                     321.5                338.0         (4.9)%
                                                          -----------------    ---------------
     Total Revenue(1)                                       $     622.5          $     653.2         (4.7)%

     KEY OPERATING STATISTICS-NORTH AMERICA

     Alamo revenue per day                                  $      35.89         $      36.04        (0.4)%
     National revenue per day                               $      38.80         $      40.25        (3.6)%

     Total North American revenue per day                   $      37.32         $      38.07        (2.0)%

     Alamo charge days (1)                                          8.4                  8.7         (4.1)%
     National charge days (1)                                       8.1                  8.2         (1.1)%
                                                          -----------------    ---------------
     Total North American charge days (1)                          16.5                 16.9          (2.7)%

     North American utilization                                    79.3%                79.5%          (20) bps





ALAMO LOCAL MARKET                                              2001                2000             % CHANGE
                                                          -----------------    ---------------  ------------------

     Revenue (1)                                             $     63.5          $     70.2          (9.5)%

     KEY OPERATING STATISTICS-ALAMO LOCAL MARKET

     Revenue per day                                         $     26.74         $      25.52          4.8%
     Charge days (1)                                                2.4                  2.7        (13.7)%
     Utilization                                                   70.2%                75.2%        (500) bps



INTERNATIONAL                                                   2001                2000             % CHANGE
                                                          -----------------    ---------------  ------------------
     Revenue (1)                                             $     83.1           $     85.4         (2.7)%

     KEY OPERATING STATISTICS-INTERNATIONAL

     Revenue per day                                         $     33.64          $     36.93        (8.9)%
     Revenue per day, net of foreign exchange
       translation                                           $     36.79          $     38.16        (3.6)%

     Charge days (1)                                                2.4                  2.3           6.3%
     Utilization                                                   73.3%                69.3%       400 bps




NOTES:

(1)  amounts reflected in millions


                                       ###